Calculation of Filing Fee Tables
S-1
PLUS THERAPEUTICS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(a)	33,000,000	$ 0.73	$ 24,090,000.00	0.0001531	$ 3,688.18
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 24,090,000.00		$ 3,688.18
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,688.18
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Represents 33,000,000 shares of common stock that are issuable pursuant to a purchase agreement with the selling shareholder named herein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions. (2) Based on the average of the high and low prices for a share of common stock as reported on Nasdaq on August 7, 2025, which date is a date within five business days of the filing of the registration statement filed by the registrant for the registration of the securities listed in the table above.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Plus Therapeutics, Inc.	S-3	333-286393	04/04/2025		$ 3,688.18	Equity	Common Stock, par value $0.001 per share	0	$ 0.00
Fee Offset Sources		Plus Therapeutics, Inc.	S-3	333-286393		04/04/2025						$ 194,082.78
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	the Prior Registration Statement was not declared effective, no securities were sold thereunder.

Offset Note
[2]	A filing fee of $194,082.78 was previously paid in connection with the registration statement on Form S-3 (No. 333-286393) filed by the registrant on April 4, 2025 (the "Prior Registration Statement"). The registrant withdrew the Prior Registration Statement by filing a Form RW on June 23, 2025. As the Prior Registration Statement was not declared effective, no securities were sold thereunder. Accordingly, the full $194,082.78 filing fee previously paid in connection with the Prior Registration Statement remains available to be used to offset the fee currently due and additional fees that may become due for future registration statements. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $3,688.18 currently due pursuant to this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A